UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 14, 2005

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☒	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On September 14, 2005, General Mills, Inc. (the “Company”) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with BNY Midwest Trust Company, the trustee (the “Trustee”) for the Company’s Zero Coupon Convertible Senior Debentures Due 2022 (the “Debentures”). The First Supplemental Indenture amends and supplements the Indenture (the “Indenture”), dated as of October 28, 2002, between the Company and the Trustee relating to the Debentures by extending the period during which a holder of the Debentures may surrender such Debentures to the Company (and withdraw such surrender) in the event of a repurchase of Debentures by the Company at the option of such holder (i) on a scheduled purchase date (“Scheduled Put”) or (ii) upon a change of control of the Company (“Change of Control Put”). Under the First Supplemental Indenture, in the event of a Scheduled Put or a Change of Control Put, a holder may (i) surrender its Debentures to the Company from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on such purchase date and (ii) withdraw its surrender of such Debentures at any time prior to the close of business on the relevant purchase date, in each case by following the procedures set forth in the Indenture. The changes embodied in the First Supplemental Indenture are intended to make the above-referenced surrender and withdrawal period for the Debentures consistent with the requirements of Rule 13e-4 and Rule 14e-1 under the Securities Exchange Act of 1934, as amended.

        A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

        On September 15, 2005, the Company issued a press release relating to the obligation of the Company to purchase, at the option of the holders thereof, Debentures at a purchase price of $712.97 in cash per $1,000 principal amount at maturity outstanding. Holders may surrender their Debentures for purchase from September 29, 2005 through 5:00 p.m., New York City time, on Friday, October 28, 2005. The Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission that will more fully describe the Company’s obligation.

        In the press release, the Company also announced that although upon conversion of the Debentures in any of the circumstances described in the Indenture, the Company may choose to deliver, in lieu of shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock as set forth in the Indenture, to the extent permitted under the Indenture, the Company intends to satisfy its conversion obligation entirely in cash. The Company also intends to pay in cash the purchase price for any future Scheduled Put or Change of Control Put.

        A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 4.1	First Supplemental Indenture, dated as of September 14, 2005, between General
Mills, Inc. and BNY Midwest Trust Company, as Trustee.

Exhibit 99.1	Press release of General Mills, Inc. dated September 15, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2005	GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall

Name: Siri S. Marshall Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of September 14, 2005, between General Mills, Inc. and
BNY Midwest Trust Company, as Trustee.

99.1	Press release of General Mills, Inc. dated September 15, 2005.